Exhibit 10.1

                              EMPLOYMENT AGREEMENT

      AGREEMENT by and among CIT Group Inc. a Delaware corporation (the "Company") and Jeffrey M. Peek (the "Executive") dated as of the 22nd day of July, 2003.

      WHEREAS, the Company desires to employ the Executive in accordance with the following terms and conditions, and the Executive desires to be so employed.

      NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

      1. Effective Date. The "Effective Date" shall mean September 3, 2003.

      2. Term. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company subject to the terms and conditions of this Agreement, for the period of thirty-six (36) months commencing on the Effective Date (the "Term"). This Employment Agreement and the Term may be extended for one (1) or more additional periods by written agreement signed by the parties hereto at any time prior to the end of the term in effect. The Company or the Executive, as applicable, shall give notice no later than thirty (30) days before the end of the Term (or extended term) of its or his intent not to extend the Agreement.

      3. Terms of Employment.

      (a) Position and Duties.

            (i) During the Term the Executive shall initially serve as President and Chief Operating Officer with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position, reporting to the Chief Executive Officer of the Company and the Chairman of the Board of Directors (the "Board"). The Executive will be responsible for all business units and credit risk at the Company. The Executive shall serve as a member of the Board. During the Term, the Company expects to promote the Executive to the position of Chief Executive Officer of the Company, with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position. At such time as Executive is promoted to the position of Chief Executive Officer of the Company, he shall report directly to the Board. Executive's services shall be performed in Livingston, New Jersey.

            (ii) During the Term, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Term, it shall not be a violation of this Agreement for the Executive to serve on civic or charitable boards or committees, or manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

      (b) Compensation.


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            (i) Base Salary. During the Term, the Executive shall receive an annual base salary ("Annual Base Salary"). For calendar year 2003, the Annual Base Salary shall be $750,000.00. After the first anniversary of the Effective Date, the Annual Base Salary shall be $800,000.00. Thereafter, the Annual Base Salary shall be reviewed at the time that the salaries of all of the executive officers of the Company are reviewed. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. For calendar year 2005, the Executive's Base Salary shall be set in accordance with the charter of the Compensation and Governance Committee, as then in existence.

            (ii) Annual Bonus. For each complete calendar year during the Term (except for 2003), the Executive shall be entitled to a bonus pursuant to the Company's incentive plans and programs ("Annual Bonus"). For partial calendar year 2003, Executive shall receive a guaranteed cash bonus of $1,300,000.00 paid to the Executive in February 2004, if the Executive's employment is not terminated for "Cause" as defined in Section 4(b) or by the Executive without Good Reason as defined in Section 4(c) prior to January 1, 2004. The Executive's Annual Bonus for 2004 shall be $2,200,000.00 if the Company achieves its pre-tax income goal for 2004. Notwithstanding Section 3(b)(v) hereof, the Target Bonus, as used herein, shall be not less than the greater of $1,600,000 or 200 percent of the Executive's Base Salary.

            (iii) Incentive Awards. During the Term, the Executive shall be eligible to participate in annual and long-term incentive plans applicable to the senior most executives of the Company. During the 2003 calendar year, the Company shall grant stock options and restricted stock under the CIT Group Inc. Long-Term Equity Compensation Plan (the "Plan") as set forth in the Award Agreement annexed hereto as Exhibit A. During the 2004 calendar year and prior to September 2004, provided that Executive is employed by the Company on the date of grant, the Company shall grant, pursuant to the terms of the Plan, to the Executive options to purchase Company common stock having the aggregate fair market value of $2,500,000.00 on the date of grant determined in accordance with the terms of and standard practice under the Plan (the "Option"). One-third of the Option will vest, on a cumulative basis, on each of the first, second and third anniversaries of the date of grant. During the 2004 calendar year and prior to September 2004, provided that Executive is employed by the Company on the date of grant, the Company shall grant, pursuant to the terms of the Plan, to the Executive restricted shares of the Company's common stock having the aggregate fair market value of $2,500,000.00 on the date of grant determined in accordance with the terms of and standard practice under the Plan (the "Restricted Stock"). The restrictions on the shares of Restricted Stock shall lapse based on attainment of performance targets set by the Company in its sole discretion. Grants of options or restricted stock for calendar year 2005 shall be determined in accordance with charter of the Compensation and Governance Committee, as then in existence.

            (iv) Other Benefits. During the Term, the Executive shall be entitled to participate in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans, practices, policies and programs generally applicable to the senior most executives of the Company in substantially comparable positions as the Executive. In addition, the Executive shall be entitled to participate in any supplemental and/or excess retirement plans available to similarly situated executives of the Company, and in the Company's Executive Retirement Plan,


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and retiree medical and life insurance plans existing on the Effective Date, at economic levels at least equal to the levels of the senior most executives of the Company.

            (v) Modifications. The Company may at any time or from time to time amend, modify, suspend or terminate any bonus or incentive compensation or employee benefit plans or programs provided hereunder for any reason and without the Executive's consent; provided that, without the Executive's consent, the Company may not reduce the aggregate value of the employee benefit plans or programs provided to the Executive hereunder unless such reduction is consistent with reductions affecting similarly situated employees of comparable rank of the Company.

            (vi) Expense Reimbursement. During the Term, the Executive shall be entitled to receive prompt reimbursement for all expenses incurred by the Executive in accordance with the Company's expense reimbursement policies.

            (vii) Vacation. During the Term, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company as in effect with respect to the senior executives of the Company.

            (viii) Additional Benefits. In addition to the benefits described above, the Company shall provide the following additional benefits to the
Executive:

                  A. Financial Planning. The Company shall reimburse the Executive for up to $20,000 annually for tax advice, financial counseling and for accounting fees incurred by the Executive.

                  B. Car and Driver. During the Term, the Executive shall be entitled to the use of a car owned by the Company and the services of a driver employed by the Company.

                  C. Air Travel. When traveling on Company business, the Executive shall be authorized for security reasons to travel on the Company's corporate aircraft when the Chief Executive Officer of the Company is not then using the Company's corporate aircraft. When traveling for personal reasons, the Executive shall be authorized to travel on the Company's corporate aircraft if
(i) the Chief Executive Officer of the Company is not then using the Company's corporate aircraft, and (ii) the Company's security provider determines the Executive's use of the Company's corporate aircraft is necessary for security reasons. The cost of the Executive's personal travel on the Company's corporate aircraft shall be imputed to the Executive as income.

      4. Termination of Employment.

      (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Term. If the Company determines in good faith that the Disability of the Executive has occurred during the Term (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 12(a) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th


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day after receipt of such notice by the Executive (the "Disability Effective
Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

      (b) Cause. The Company may terminate the Executive's employment during the Term for Cause. For purposes of this Agreement, "Cause" shall mean:

            (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Chief Executive Officer of the Company or the Board (if Executive is then the Chief Executive Officer), which specifically identifies the manner in which the Chief Executive Officer or if the Executive is then the Chief Executive Officer, the Board, believes that the Executive has not substantially performed the Executive's duties, or

            (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or its affiliates, or

            (iii) conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto; or

            (iv) a material breach of Section 8 of this Agreement.

For purposes of this provision, no act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission or upon the instructions of the Chief Executive Officer of the Company (or the Board, if Executive is then the Chief Executive Officer of the Company) or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

      (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

            (i) the assignment to the Executive of any duties materially inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement (provided that a promotion shall not be Good Reason), or any other action by the Company which results in a material diminution in such position, authority, duties or


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responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

            (ii) the failure of the Board to elect or appoint Executive to the position of Chief Executive Officer of the Company within twelve (12) months after the Effective Date, provided that the Executive provides Notice of Termination within thirty (30) days of the date he receives notice from the Company that he shall not be appointed or elected to the position of Chief Executive Officer within the time period set forth herein; or

            (iii) any material failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

            (iv) the Company's requiring the Executive to be based at any office or location more than 50 miles from that provided in Section 3(a)(i) hereof; or

            (v) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

            (vi) the failure of the Company to offer to renew this Agreement on the terms and conditions (including payment of Annual Base Salary and participation in incentive plan and benefit programs, but excluding the value of the guaranteed bonuses and option and restricted stock grants, as set forth in Sections 3(b)(ii) and 3(b)(iii), respectively) at least as favorable as in the final year of the Executive's last Employment Agreement, unless, at the time of a failure to renew this Employment Agreement, the Executive has reached the age of 65 and can be lawfully required to retire; or

            (vii) any failure by the Company to comply with and satisfy Section 10(b) of this Agreement.

      (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(a) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

      (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the


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date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be; (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination; and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

      5. Obligations of the Company upon Termination.

      (a) Good Reason or Without Cause. If, during the Term, the Company shall terminate the Executive's employment other than for Cause or the Executive shall terminate employment for Good Reason:

            (i) the Company shall pay to the Executive in cash the aggregate of the following amounts:

                  A. in a lump sum within 10 days after the Date of Termination, the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (2) the product of (x) the Severance Bonus defined below and (y) a fraction, the numerator of which is the number of days in the calendar year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid. For purposes of this Agreement, the term "Severance Bonus" means the greater of (I) the Executive's average Annual Bonus over the two calendar years preceding the Date of Termination and (II) the Executive's Target Bonus, unless the Executive terminates his employment for the reason set forth in Section 4(c)(ii), in which case the Severance Bonus shall be $2,200,000. For the purpose of calculating the Executive's average Annual Bonus hereunder, $1,300,000 shall be the Executive's Bonus for calendar year 2003; and

                  B. the amount equal to the product of (x) 2.5 and (y) the sum of (I) the Executive's Annual Base Salary and (II) the Severance Bonus, which shall be paid in accordance with Executive's normal payroll periods immediately prior to the Date of Termination in equal installments for a period of 2.5 years, subject to compliance with Section 8 of this Agreement; and

                  C. if Executive's employment is terminated pursuant to this
Section 5(a) after calendar year 2004 and during the Term, a lump sum payment in the amount of the difference, if any, between $2,200,000.00 and the actual Annual Bonus paid to him for 2004 if such Annual Bonus was less than $2,200,000.00.

            (ii) all restrictions on restricted stock held by the Executive shall lapse and all outstanding unvested stock options, stock appreciation rights, tandem options, tandem stock appreciation rights, performance shares, performance units, or any similar equity share or unit held by the Executive shall vest immediately, and the Executive shall have a period of two (2) years from the Date of Termination to exercise any outstanding stock options, except that with respect to outstanding options and restricted stock granted to the Executive during 2003 and 2004, the Executive shall have a period of five (5) years from the Date of Termination to


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exercise them (provided that any such extension shall not extend the maximum term during which any such option may be exercised beyond ten (10) years); and

            (iii) subject to compliance with Section 8, continued benefit coverage which permits the Executive to continue to receive, for two and a half (2.5) years from the Date of Termination, at the Company's expense, life insurance and medical, dental and disability benefits at least comparable to those provided by the Company on the Date of Termination, provided that the Executive shall not receive such life insurance, medical, dental or disability benefits, respectively, if the Executive obtains other employment that provides for such benefit(s); and

            (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliates in accordance with the terms and normal procedures of each such plan, program, policy or practice; and

            (v) to the extent permitted by applicable law, the Executive shall be credited with two additional years of age and service credit under all relevant Company retirement plans (including qualified, supplemental and excess plans, including without limitation the Company's Executive Retirement Plan, and, for the purpose of clarity, to the extent the Executive is a participant in the cash balance arrangement under the Company's Retirement Plan, the cash balance account will be increased as if the Executive had received two additional years of contributions based upon the Executive's compensation as of the Date of Termination); and

            (vi) the Company shall provide the Executive with outplacement services, not to exceed a reasonable cost, until the Executive accepts new employment.

      (b) Cause and Without Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Term, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay or provide to the Executive an amount equal to the amount described in clause (1) of Section 5(a)(i)(A) above and timely payment or provision of the benefits set forth in
Section 5(a)(iv) above, in each case to the extent theretofore unpaid.

      (c) Death. If the Executive's employment is terminated by reason of the Executive's death during the Term, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of a lump sum cash amount equal to the Executive's Annual Base Salary as in effect at the time of the Executive's death, (ii) payment of the amount set forth in Section 5(a)(i)(A) above; and
(iii) timely payment or provision of the benefits set forth in Section 5(a)(iv) above. In addition, all restrictions on restricted stock held by the Executive shall lapse and all outstanding unvested stock options, stock appreciation rights, tandem options, tandem stock appreciation rights, performance shares, performance units, or any similar equity share or unit held by the Executive shall vest immediately. The payments provided for in subsections (i) and (ii) of this Section 5(c)


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shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

      (d) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of a lump sum cash amount equal to the Executive's Annual Base Salary as in effect at the time of the Executive's disability, (ii) payment of the amount set forth in Section 5(a)(i)(A) above (payable to the Executive in a lump sum in cash within 30 days of the Date of Termination); and (iii) timely payment or provision of the benefits set forth in Section 5(a)(iv) above. In addition, all restrictions on restricted stock held by the Executive shall lapse and all outstanding unvested stock options, stock appreciation rights, tandem options, tandem stock appreciation rights, performance shares, performance units, or any similar equity share or unit held by the Executive shall vest immediately. To the extent permitted by applicable law and in accordance with the Company's Long-Term Disability plan, the Executive shall continue to accrue age and service credit through retirement for purposes of the Company's qualified and nonqualified retirement plans.

      (e) Retirement. If the Executive's employment is terminated by reason of his retirement under the terms of the applicable Company retirement plan during the Term, this Agreement shall terminate without further obligations to the Executive other than for (i) payment of the amount set forth in Section 5(a)(i)(A) above (payable to the Executive in a lump sum in cash within 30 days of the Date of Termination) and (ii) timely payment or provision of the benefits set forth in Section 5(a)(iv) above.

      (f) Non-exclusivity of Rights. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliates and for which the Executive may qualify, nor, subject to Section 12(e), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or its affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or its affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. As used in this Agreement, the terms "affiliated companies" and "affiliates" shall include any company controlled by, controlling or under common control with the Company.

      6. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of


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this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), if the Executive prevails on any material claim made by the Executive and disputed by the Company under this Agreement.

      7. Certain Additional Payments by the Company. If at any time for any reason any payment or distribution (a "Payment") by the Company or any other person or entity to or for the benefit of the Executive is determined to be a "parachute payment" (within the meaning of Section 280G(b)(2) of the Code), whether paid or copayable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with or arising out of his employment with the Company or a change in ownership or excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), within a reasonable period of time after such determination is reached the Company shall pay to the Executive an additional payment (the Gross-Up Payment") in an amount such that the net amount retained by the Executive, after deduction of any Excise Tax on such Payment and any federal, state or local income or employment tax or other taxes and Excise Tax on the Gross-Up Payment, shall equal the amount of such Payment (including any interest or penalties with respect to any of the foregoing). All determinations concerning the application of the foregoing shall be made by a nationally recognized firm of independent accountants (together with legal counsel of its choosing), selected by the Company after consultation with the Executive (which may be the Company's independent auditors), whose determination shall be conclusive and binding on all parties. The fees and expenses of such accountants and counsel shall be borne by the Company. If the accounting firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on his Federal income tax return. In the event the Internal Revenue Service assesses the Executive an amount of Excise Tax in excess of that determined in accordance with the foregoing, the Company shall pay to the Executive an additional Gross-Up Payment, calculated as described above in respect of such excess Excise Tax, including a Gross-Up Payment in respect of any interest or penalties imposed by the Internal Revenue Service with respect to such excess Excise Tax.

      8. Confidentiality and Competitive Activity.

      (a) The Executive acknowledges that he has acquired and will continue to acquire during the Term confidential information regarding the business of the Company and its respective affiliates. Accordingly, the Executive agrees that, without the written consent of the Board, he will not, at any time, disclose to any unauthorized person or otherwise use any such confidential information. For this purpose, confidential information means nonpublic information concerning the financial data, business strategies, product development (and proprietary product data), customer lists, marketing plans, and other proprietary information concerning the Company and its respective affiliates, except for specific items which have become publicly available other than as a result of the Executive's breach of this agreement. Notwithstanding the foregoing, nothing herein shall prevent Executive from responding to lawful subpoenas or court orders without the Company's prior written consent; provided, that the


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Executive shall have given the Company prior written notice of any such subpoena or court order promptly following receipt thereof.

      (b) During the time that the Executive is employed by the Company under this Agreement and for one year after the Date of Termination (two years in the case of a termination by the Executive without Good Reason or by the Company for Cause), the Executive will not, without the written consent of the Board, directly or indirectly (A) knowingly engage or be interested in (as owner, partner, stockholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business in the United States which is in competition with any line of business actively being conducted on the Date of Termination by the Company, unless such line of business accounts for less than ten percent (10%) of the gross revenues of the Company as of the Date of Termination, and (B) disparage or publicly criticize the Company or any of its affiliates. Nothing herein, however, will prohibit the Executive from acquiring or holding not more than one percent of any class of publicly traded securities of any such business; provided that such securities entitle the Executive to not more than one percent of the total outstanding votes entitled to be cast by securityholders of such business in matters on which such securityholders are entitled to vote.

      (c) During the time that the Executive is employed by the Company under this Agreement and then for two years after the Date of Termination of the employment of the Executive for any reason, the Executive will not, without the written consent of the Board, directly or indirectly, hire any person who was employed by the Company or any of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring, or solicit, entice, persuade or induce any person or entity doing business with the Company and its respective affiliates, to terminate such relationship or to refrain from extending or renewing the same.

      (d) The Executive hereby acknowledges that the provisions of this Section 8 are reasonable and necessary for the protection of the Company and its respective affiliates. In addition, he further acknowledges that the Company and its respective affiliates will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining him from an actual or threatened breach of such covenants. In addition, and without limiting the Company's other remedies, in the event of any breach by the Executive of such covenants, the Company will have no obligation to pay any of the amounts that continue to remain payable to the Executive after the date of such breach under Section 5 hereof.

      9. Change of Control.

            (a) Contract Extension. In the event of a Change of Control during the Term, the Term shall be extended to the second anniversary of the Change of Control (such two year period, the "Change of Control Extension Period").

            (b) Payment of Severance. If the Executive's employment is terminated without Cause or by the Executive for Good Reason during the Change of Control


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Extension Period, the Executive will receive the compensation and benefits already required under the provisions of this Agreement; provided that the payments set forth in Section 5(a)(i)(B) shall be payable in a lump sum within 30 days after the Date of Termination.

            (c) No Plan Modification. In the event of a Change of Control during the Term, Section 3(b)(v) shall not be effective.

            (d) Change of Control Defined. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if:

                  (i) any Person or Group, as a result of a Transaction (as defined below) or otherwise, becomes the Beneficial Owner, directly or indirectly, of securities representing a majority of the combined voting power of the Company's then outstanding securities generally entitled to vote for the election of directors (capitalized terms not otherwise defined herein are used as defined under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); or

                  (ii) as a direct or indirect result of any cash tender offer, acquisition of securities, merger or other business combination, acquisition or sale of assets, actual or threatened election contest (including any settlement thereof or any agreement intended to avoid or settle such a contest) or contractual arrangement, or any combination of the foregoing (a "Transaction"), the persons who were directors of the Company immediately before the Transaction (the "Incumbent Board") shall cease to constitute at least a majority of the Board of the Company or any successor to the Company (including any entity resulting from such Transaction or which, as a result of such Transaction, directly or indirectly owns or controls the Company or such successor or all or substantially all of its assets); provided that any person becoming a director thereafter whose election as a director was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board.

      10. Successors.

      (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

      (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

      11. Representations. Executive expressly represents and warrants to the Company that as of the date of his signing this Agreement that he is not a party to any contract or agreement which will or may restrict in any way his ability to perform his duties and responsibilities under this Agreement, and that he will not after the date of signing this Agreement become a party to any contract or agreement which will or may restrict in any way his ability to perform this duties under this Agreement, and that the performance of his duties for the Company will not breach any agreements with former employers.

      12. Miscellaneous.

      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws. The parties hereto irrevocably agree to submit to the jurisdiction and venue of the courts of the States of New York or New Jersey, in any action or proceeding brought with respect to or in connection with this Agreement. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Executive:

      At the most recent home address on file for the Executive at the Company;

      If to the Company:

      1 CIT Drive
      Livingston, New Jersey 07039
      Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

      (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      (c) The Company may withhold from any amounts payable under this Agreement such Federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      (d) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4 of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

      (e) From and after the Effective Date, this Agreement shall supersede any term sheet, employment, severance or change of control agreement between the parties or severance or change of control plan, program or policy of the Company covering the Executive with respect to the subject matter except as expressly provided herein.

      IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors and the Company have caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                          --------------------------------------
                                                       Jeffrey M. Peek

                                          CIT GROUP INC.

                                          By
                                            ------------------------------------

CIT Group Inc.
Long-Term Equity Compensation Plan
Award Agreement

As a result of your selection to be a Participant in the CIT Group Inc. Long-Term Equity Compensation Plan, you have been granted Stock Options and Restricted Stock under the CIT Group Inc. Long-Term Equity Compensation Plan, effective June 1, 2002 (the "Plan") as amended and restated as specified below:

Participant:  Jeffrey M Peek
            -----------------------------------------------

Date of Award:  September 3, 2003
              ---------------------------------------------

      The Award Agreement, effective as of the Date of Award (the "Date of Award") set forth above, represents the grant of Options and Restricted Stock by CIT Group Inc., a Delaware corporation (the "Company"), to the Participant named above, pursuant to the provisions of the Plan.

      The Plan provides a complete description of the terms and conditions governing the Awards. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Award Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

I.    Stock Options

      A. Grant of Stock Options. The Company hereby grants to the Participant Options to purchase Shares in the manner and subject to the terms and conditions of the Plan and this Award Agreement as follows:

            1.    Number of Shares Covered by this Option: 450,000

            2. Option Price: $27.65 (The closing price of CIT Group Inc. common shares on the Date of Award.)

            3.    Option Term: The Options have been awarded for a period of ten
                  (10) years from the Date of Award (the "Option Term").

II.   Restricted Stock

      A. Grant of Restricted Stock. The Company hereby grants to the Participant shares of Restricted Stock as follows:

            1.    The Company hereby grants 150,000 shares of Restricted Stock.

            2.    Period of Restriction: Three Years from the Date of Award

            III. Terms and Conditions Applicable to Options Under This Award Agreement

      A.    Vesting and Exercise of Options

            1. Subject to Section III (D) of this Award Agreement, Options do not provide the Participant with any rights or interests therein until they vest and become exercisable in accordance with the following or as otherwise set forth in an Employment Agreement between the Company and the Participant:

                  a) With respect to the Options described in Section I of this Award Agreement, one-third of the Options will vest and become exercisable, on a cumulative basis, on each of the first, second and third anniversaries of the Date of Award.

                  b) All Options not previously vested as provided in Section III (A)(1)(a) shall vest and become fully exercisable as of the date of the Participant's termination of employment due to death, Disability, for "Good Reason," or due to a termination by the Company without "Cause" as defined in an Employment Agreement between the Participant and the Company ("Good Reason" or "Cause").

                  c) In event of Participant's Retirement, all Options not previously vested as provided in Section III (A)(1)(a) shall continue to vest and become exercisable according to the terms provided in III (A)(1)(a). "Retirement" for all Participants, means either (i) a Participant's election to retire upon attaining his or her "Normal Retirement Age"; or (ii) a Participant's election to retire upon (A) completing at least a 10-year "Period of Benefit Service" and (B) having either
                  (1) attained age 55, or (2) incurred an "Eligible Termination" and, at the time of such "Eligible Termination," having attained age 54. The terms "Normal Retirement Age," "Period of Benefit Service" and "Eligible Termination" shall have the meanings as defined in the Retirement Plan.

            2. If the Participant's employment with the Company terminates for a reason other than as set forth in Section III (A)(1)(b) or the Participant's Retirement as set forth in Section III
                  (A)(1)(c) above, Options which have not vested and become exercisable shall, coincident therewith, terminate and be of no force or effect.

      B.    How to Exercise

            1. The Options hereby granted shall be exercised by telephone or written notice to the Company's stock plan administrator, currently Smith Barney ("SB"), specifying the number of Shares the Participant then desires to purchase, which may not be fewer than twenty-five (25). Except as provided in Section III
                  (B)(2) below, a Participant must send a check payable to the order of SB for an amount in United States dollars equal to the Option Price of such Shares plus any fees or, if the Committee permits, Shares having an aggregate Fair Market Value (as of the trading date immediately preceding the date of exercise) equal to such Option Price which have been held by the Participant for at least six (6) months, or a combination of cash and such Shares.

            2. Subject to the approval of the Committee, the Participant may be permitted to exercise pursuant to a "cashless exercise" procedure, as permitted under Federal Reserve Board's Regulation T, subject to securities law restrictions, or by any other means which the Committee, in its discretion, determines to be consistent with the Plan's purpose and applicable law.

            3. As soon as practicable after receipt of such written notification and payment, Share certificates shall be issued in the Participant's name. The Company and SB shall maintain a record of all information pertaining to the Participant's rights under this Award Agreement.

      C. Termination of Options. The Options, which have vested and become exercisable as provided in Section III (A) above, shall terminate and be of no force or effect as follows:

            1. If the Participant's employment terminates during the Option Term by reason of the death, Disability of the Participant or for Good Reason or without Cause, the Options terminate and have no force or effect upon the earlier of (i) three (3) years after the date of death or Disability, (ii) five (5) years after a termination with Good Reason or without Cause, or (iii) upon expiration of the Option Term.

            2. If the Participant's employment terminates during the Option Term by reason of the Retirement of the Participant, the Options terminate and have no force or effect upon the expiration of the Option.

            3. If the Participant's employment terminates during the Option Term for any reason not set forth in Section III (C)(1) or III
                  (C)(2), the Options terminate and have no force or effect upon the expiration of three (3) months after the Participant's termination of employment or the expiration of the Option Term, whichever occurs first.

            4. If the Participant's employment with the Company does not terminate prior thereto, all Options not exercised shall terminate as of the expiration of the Option Term.

      D. Change of Control. Notwithstanding any provision contained in this Award Agreement to the contrary, upon a Change of Control, all Options that have not been forfeited by the effective date of the Change of Control shall become immediately exercisable and shall remain exercisable until the earlier of the expiration of the Option Term or the second anniversary of the Participant's termination of employment with the Company.

      E. Rights as Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to the Options until such time as the purchase price has been paid, and the Shares have been issued and delivered to the Participant.

      F. Transferability. Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise permitted under Section 6.9 of the Plan. Further, the Options shall be exercisable during the Participant's lifetime only by the Participant or in the event of the Participant's legal incapacity, the Participant's legal guardian or representative.

IV.   Terms and Conditions Applicable to Restricted Stock Under this Award
      Agreement

      A. Rights as a Stockholder. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares and may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate.

      B. Transferability. This Restricted Stock is not transferable by the Participant, whether voluntarily or involuntarily, by operation of law or otherwise, prior to the vesting of the Restricted Stock, as provided in Section IV(C), except as provided in the Plan. If assignment, pledge, transfer, or other disposition, voluntary or involuntary, of this Restricted Stock shall be made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Restricted Stock, then the Participant's right to the Restricted Stock shall immediately cease and terminate and the Participant shall promptly forfeit to the Company all Restricted Stock awarded under this Award Agreement.

      C. Vesting and Termination of Employment. Subject to Section IV(E), all Shares of Restricted Stock shall vest in accordance with the provisions of this Section IV(C):

            1. Provided the Participant has continued in the employment of the Company to the last day of the Period of Restriction, the restrictions applicable to the Restricted Stock shall lapse and the Shares of Restricted Stock shall become freely transferable as of the third anniversary of the Date of Award (for the purposes of this Award Agreement, such period shall be the "Period of Restriction").

            2. In the event the Participant's employment with the Company is terminated by reason of death, Disability, Retirement after December 31, 2004, by the Company without "Cause" as defined in an Employment Agreement between the Participant and the Company) or by the Participant with "Good Reason" (as defined in an Employment Agreement between the Participant and the Company) on or prior to the last day of the Period of Restriction, all Shares of Restricted Stock granted hereunder shall vest and all restrictions shall lapse upon the date of termination.

                  "Retirement" for all Participants, means either (i) a Participant's election to retire upon attaining his or her "Normal Retirement Age"; or (ii) a Participant's election to retire upon (A) completing at least a 10-year "Period of Benefit Service" and (B) having either (1) attained age 55, or
                  (2) incurred an "Eligible Termination" and, at the time of such "Eligible Termination," having attained age 54. The terms "Normal Retirement Age," "Period of Benefit Service" and "Eligible Termination" shall have the meanings as defined in the Retirement Plan.

            3. If the Participant's employment with the Company terminates for a reason other than as set forth in Section IV(C)(2) above on or prior to the last day of the Period of Restriction, all Shares of unvested Restricted Stock granted hereunder shall immediately be forfeited by the Participant and be of no force or effect.

      D. Share Certificates. The Company or its designee shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Once the Shares are vested in accordance with the provisions of Section IV(C), such Shares shall be released from all restrictions and the Participant shall be entitled to receive certificates representing the Shares of stock which have vested.

      E. Change of Control. Notwithstanding any provision contained in this Award Agreement to the contrary, upon a Change of Control, any Period of Restriction imposed on Restricted Stock that has not been forfeited by the effective date of the Change of Control shall lapse.

V.    Miscellaneous

      A. This Award Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Board may adopt for administration of the Plan. The Board shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of the Option or the lapse or waiver of restrictions with respect to Restricted Stock as may be required under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Board is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon the Participant.

      B. The Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant's rights under this Award Agreement, without the written consent of the Participant.

      C. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise of the Participant's rights under this Award Agreement (the tax consequences and tax obligations of the Company and the Participant with respect to the Options and Restricted Stock may vary according to the laws of different countries).

      D. The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Award Agreement.

      E. This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      F. All obligations of the Company under the Plan and this Award Agreement, with respect to the Awards, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      G. To the extent not preempted by federal law, this Award Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

VI. Acceptance of Award. Acceptance of this Award requires no action on the part of the Participant and the Participant will be deemed to have agreed to all terms and conditions hereof. If the Participant, however, desires to refuse the Award, the Participant must notify the Company in writing. Such notification should be sent to CIT Group Inc., Human Resources Department, 1 CIT Drive, Livingston, New Jersey 07039 no later than thirty
      (30) days after receipt of this Award Agreement.

      IN WITNESS WHEREOF, this Award Agreement has been executed by the Company by one of its duly authorized officers as of the Date of Award.

                                                     CIT Group Inc.

                                                     /s/ Susan P. Mitchell
                                                     ---------------------------
                                                     Susan P. Mitchell
                                                     Executive Vice President
                                                     Human Resources